Exhibit 11
                   Computation of Per Share Earnings
      For the three months ended March 30, 1996 and April 1, 1995
                              (Unaudited)
               (000's omitted except per share amounts)


                                        March 30,        April 1,
                                          1996             1995
                                      -----------      -----------
Primary Loss Per Share:
Net Loss                              $      (577)     $      (495)
                                      ===========      ===========
Weighted Average Shares Outstanding:
Common Shares                               1,113            1,140
                                      ===========      ===========
Primary Loss Per Share                $      (.52)     $      (.43)
                                      ===========      ===========

Fully Diluted Loss Per Share:
Net Loss                              $      (577)     $      (495)
                                      ===========      ===========
Weighted Average Shares Outstanding:
Common Shares                               1,115            1,140
                                      ===========      ===========
Fully Diluted Loss Per Share          $      (.52)     $      (.43)
                                      ===========      ===========